CONSULTING AGREEMENT

AGREEMENT, effective as of the 9th day of February, 2005, between Calypte Biomedical Corporation, a Delaware Corporation (the "Company"), 5000 Hopyard Blvd., Suite 480, Pleasanton, CA 94588, and Roger Gale, c/o Wavecrest, 87 Cheapside, London EC2V 6EB, UK ("Consultant").

         WHEREAS, THE Company desires the Consultant to provide consulting services to the Company pursuant hereto and Consultant is agreeable to providing such services.

         NOW THEREFORE, in consideration of the premises and the mutual promises set forth herein, the parties hereto agree as follows:

              1. Consultant shall serve as a consultant to provide the Company strategic consulting and other services including but not limited to the following areas:
                  a) Evaluating its cost structure.
                  b) Reviewing its business operations, finances and
                     organizational structure.

              2. Term: The Company shall be entitled to Consultant's services for reasonable times when and to the extent requested by, and subject to the direction of the President and CEO. The initial term of this Consulting Agreement shall be through July 31, 2005.

              3. Reasonable travel and other expenses necessarily incurred by Consultant to render such services, and approved in advance by the Company, shall be reimbursed by the Company promptly upon receipt of proper statements, including appropriate documentation, with regard to the nature and amount of those expenses. Those statements shall be furnished to the Company monthly at the end of each calendar month in the Consulting Period during which any such expenses are incurred. Company shall pay expenses within fifteen
              (15) business days of the receipt of a request with appropriate documentation.

              4. In consideration for the services to be performed by Consultant, and on approval of this agreement by the Compensation Committee of the Board of Directors, the Company will immediately grant Consultant a fully vested option to purchase 850,000 shares of the common stock of the Company at an exercise price per share of the closing market price of the common stock on the date of grant (the Compensation Committee approval date which is the effective date of the agreement). The option will have a term of ten (10) years. All compensation pursuant to this Consulting Agreement is fully earned upon execution of this agreement. The Company will issue the options from its 2004 Incentive Plan.

              5. The consultant will provide to Calypte's President a report of services rendered and results thereof no less than quarterly and that report will be issued within 30 days of quarter end. E.g. April 30, 2005 for the period ended March 31, 2005.


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              6. It is the express intention of the parties that the Consultant is an independent contractor and not an employee or agent of the Company. Nothing in this agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Consultant and the Company. Both parties acknowledge that the Consultant is not an employee for state or federal tax purposes. The Consultant shall retain the right to perform services for others during the term of this agreement.

                  6.1 The consulting services shall not involve and the Consultant is not engaged in services in connection with the offer or sale of securities in a capital-raising transaction for Calypte, and further, the Consultant does not and will not directly or indirectly promote or maintain a market for Calypte's securities.

              7. Neither this agreement nor any duties or obligations under this agreement may be assigned by the Consultant without the prior written consent of the Company.

              8. This agreement may be terminated upon ten (10) days written notice by the Company. Notwithstanding any termination, the Consultant upon the execution of this agreement, as outlined in
              Section 4, shall earn the consideration, in full.

              9. Any notices to be given hereunder by either party to the other may be given either by personal delivery in writing or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addressed appearing in the introductory paragraph of this agreement, but each party may change the address by written notice in accordance with the paragraph. Notices delivered personally will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of two days after mailing.

              10. This agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the rendering of services by the Consultant for the Company and contains all the covenants and agreements between the parties with respect to the rendering of such services in any manner whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which is not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.


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              11. This agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws provisions; and the parties agree that the proper venue for the resolution of any disputes hereunder shall be Alameda County, California.

              12. For purposes of this Agreement, Intellectual Property will mean (i) works, ideas, discoveries, or inventions eligible for copyright, trademark, patent or trade secret protection; and (ii) any applications for trademarks or patents, issued trademarks or patents, or copyright registrations regarding such items. Any items of Intellectual Property discovered or developed by the Consultant (or the Consultant's employees) during the term of this Agreement will be the property of the Consultant, subject to the irrevocable right and license of the Company to make, use or sell products and services derived from or incorporating any such Intellectual Property without payment of royalties. Such rights and license will be exclusive during the term of this Agreement, and any extensions or renewals of it. After termination of this Agreement, such rights and license will be nonexclusive, but will remain royalty-free. Notwithstanding the preceding, the textual and/or graphic content of materials created by the Consultant under this Agreement (as opposed to the form or format of such materials) will be, and hereby are, deemed to be "works made for hire" and will be the exclusive property of the Company. Each party agrees to execute such documents as may be necessary to perfect and preserve the rights of either party with respect to such Intellectual Property.


              13. The written, printed, graphic, or electronically recorded materials furnished by the Company for use by the Consultant are Proprietary Information and are the property of the Company. Proprietary Information includes, but is not limited to, product specifications and/or designs, pricing information, specific customer requirements, customer and potential customer lists, information on Company's employees, agent, or divisions and other information about the business and finances of the Company. The Consultant shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this agreement, any Proprietary Information, confidential information, or know-how belonging to the Company, whether or not is in written form, except to the extent necessary to perform services under this agreement. On termination of the Consultant's services to the Company, or at the request of the Company before termination, the Consultant shall deliver to the Company all material in the Consultant's possession relating to the Company's business.

              14. The obligations regarding Proprietary Information extend to information belonging to customers and suppliers of the Company about which the Consultant may have gained knowledge as a result of performing services hereunder.

              15. The Consultant shall not, during the term of this agreement and for a period of one year immediately after the termination of this agreement, or any extension of it, either directly or indirectly (a) for purposes competitive with the products or services currently offered by the Company, call on, solicit, or take away any of the Company's customers or potential customers about whom the Consultant became aware as a result of the Consultant's services to the Company hereunder, either for the Consultant or for any other person or entity, or (b) solicit or take away or attempt to solicit or take away any of the Company's employees or consultants either for the Consultant or for any other person or entity.

              16. The Company will indemnify and hold harmless Consultant from any claims or damages related to statements prepared by or made by Consultant that are either approved in advance by the Company or entirely based on information provided by the Company.

         Consultant:               Company:
         Roger Gale                Calypte Biomedical Corporation



         /s/ Roger I. Gale         By: /s/ Richard D. Brounstein   2/9/05
         -----------------            -------------------------
              9/02/05              Richard Brounstein
                                   Executive Vice President & CFO